EXHIBIT 11


            CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated August 11, 1997 with respect to SR&F High Yield Portfolio and August 12, 1997 with respect to SR&F Municipal Money Market Portfolio in the Registration Statement (Form N-1A) of SR&F Base Trust, filed with the Securities and Exchange Commission in this Amendment No. 8 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-
7996).

                                      ERNST & YOUNG LLP


Chicago, Illinois
September 24, 1997